June 2022

Preliminary Pricing Supplement No. W-37

Registration Statement Nos. 333-250103; 333-250103-01

Dated June 24, 2022

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Contingent Outperformance Warrants Due June 29, 2023 Based on the Inverse Performance of the Consumer Discretionary Select Sector SPDR® Fund and the Performance of a Long Basket Consisting of Three Exchange-Traded Funds Relative to a Short Basket Consisting of Four Exchange-Traded Funds

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Warrants

The contingent outperformance warrants (the “warrants”) are European-style cash-settled warrants issued by Morgan Stanley Finance LLC (“MSFL”) and fully and unconditionally guaranteed by Morgan Stanley. If the final share price of the Consumer Discretionary Select Sector SPDR® Fund (the “XLY Shares”) is less than its initial share price, the warrants will be automatically exercised on the expiration date, and we will pay a cash settlement amount, which may be zero, on the cash settlement date based on any outperformance of a basket consisting of three exchange-traded funds (the “long basket”) relative to the performance of a basket consisting of four exchange-traded funds (the “short basket”). Upon automatic exercise (assuming that the XLY Shares depreciate over the term of the warrants), the cash settlement amount will be determined as follows: (i) if the long basket outperforms the short basket, investors will receive an amount in cash per warrant based upon the difference between the percentage performance of the long basket and the percentage performance of the short basket, or (ii) if the long basket does not outperform the short basket, the warrants will not pay any cash upon automatic exercise and you will lose your entire investment in the warrants. Additionally, if the final share price of the XLY Shares is greater than or equal to its initial share price, the warrants will not be exercised and will expire worthless on the expiration date. The warrants may not be exercised by either you or us prior to the expiration date. The warrants are highly risky and involve risks not associated with an investment in conventional securities. If the price of the XLY Shares does not decline below its initial share price, you will lose your entire investment in the warrants. In addition, even if the price of the XLY Shares declines to below its initial share price, if the long basket does not outperform the short basket, you will lose your entire investment in the warrants. Furthermore, even if the price of the XLY Shares declines to below its initial share price and the long basket outperforms the short basket, if the long basket does not sufficiently outperform the short basket to offset the premium amount, you will lose a portion of your initial investment. In order to receive a positive return on your investment, the final share price of the XLY Shares must be less than its initial share price and the long basket must outperform the short basket by an amount greater than the warrant premium percentage. You will lose all of your investment in the warrants if either: (i) the final share price of the XLY Shares is greater than or equal to its initial share price or (ii) the long basket fails to outperform the short basket over the term of the warrants. There is no minimum payment on the warrants. Accordingly, you may lose some or all of your initial investment in the warrants. The warrants are for investors who are willing to risk their invested premium in exchange for the opportunity to receive a return based on the outperformance of the long basket relative to the short basket, if any, but only if the final share price of the XLY Shares is below its initial share price. Investors will not participate inversely in any depreciation of the XLY Shares. You will not be able to purchase the warrants unless you have an options-approved brokerage account. The warrants are issued as part of MSFL’s Series A Global Warrants program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These warrants are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying baskets:	Long Basket:
Basket Component	Basket component weighting	Initial share price	Multiplier
SPDR® Gold Trust (the “GLD Shares”)	34%	$172.69	0.196884591
First Trust Natural Gas ETF (the “FCG Shares”)	33%	$25.09	1.315265046
Energy Select Sector SPDR® Fund (the “XLE Shares”)	33%	$77.74	0.424491896
Short Basket:
Basket Component	Basket component weighting	Initial share price	Multiplier
iShares® iBoxx® $ High Yield Corporate Bond ETF (the “HYG Shares”)	25%	$73.82	0.338661609
iShares® 20+ Year Treasury Bond ETF (the “TLT Shares”)	25%	$111.72	0.223773720
iShares® U.S. Consumer Discretionary ETF (the “IYC Shares”)	25%	$55.58	0.449802087
Consumer Discretionary Select Sector SPDR® Fund (the “XLY Shares”)	25%	$134.63	0.185694125

We refer to the GLD Shares, the FCG Shares, the XLE Shares, the HYG Shares, the TLT Shares, the IYC Shares and the XLY Shares, collectively, as the shares or the underlyings.

We refer to the FCG Shares, the XLE Shares, the HYG Shares, the TLT Shares, the IYC Shares and the XLY Shares, collectively, as the index-based shares.

We refer to the FCG Shares, the XLE Shares, the IYC Shares and the XLY Shares, collectively, as the equity-based shares.

Aggregate premium amount:	$
Premium amount and original issue price:	$132 per warrant
Notional amount:	$1,000 per warrant
Pricing date:	June 24, 2022
Original issue date:	June 28, 2022 (2 business days after the pricing date)
Expiration date:	June 26, 2023, subject to adjustment for non-trading days and certain market disruption events
Cash settlement date:	June 29, 2023
Exercise of warrants; cash settlement amount:

The warrants will either be automatically exercised or will expire worthless on the expiration date, as follows:

•       if the final share price of the XLY Shares is less than its initial share price of $134.63, the warrants will be automatically exercised on the expiration date. On the cash settlement date, we will pay with respect to the $132 premium amount of each warrant an amount in cash equal to the greater of (i) $0 and (ii) the product of (x) the notional amount and (y) the outperformance return.

If the long basket fails to outperform the short basket over the term of the warrants, the outperformance return will be less than $0, the cash settlement amount will be $0 and you will lose your entire investment in the warrants. Moreover, even if the XLY Shares depreciate and the outperformance return is positive (meaning that the long basket has outperformed the short basket), if the outperformance return is less than the warrant premium percentage (meaning that the long basket does not sufficiently outperform the short basket to offset the warrant premium amount), you will receive a cash settlement amount that is less than the premium amount and, therefore, you will lose a portion of your initial investment in the warrants. Additionally, if the XLY Shares do not depreciate over the term of the warrants, you will lose your entire investment regardless of the performance of the long basket and the short basket.

•       if the final share price of the XLY Shares is greater than or equal to its initial share price of $134.63, the warrants will expire worthless and the cash settlement amount will be $0.

The warrants are highly risky, and there is no minimum payment on the warrants. You will lose all of your initial investment in the warrants if the final share price of the XLY Shares, as determined on the expiration date, is greater than or equal to its initial share price. If the XLY Shares do not depreciate over the term of the warrants, you will lose your entire investment even if the long basket outperforms the short basket.

Estimated value on the pricing date:	Approximately $104.70 per $132 premium amount of warrants, or within $25.00 of that estimate. See “Summary of Pricing Supplement” beginning on PS-3.
Terms continued on the following page
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per warrant	$132	$5	$127
Total	$	$	$

(1)	Stifel Nicolaus & Co. will be primarily responsible for managing the offering of the warrants to its clients/investors pursuant to an agreement with Morgan Stanley & Co. LLC. See “Description of the Warrants—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in this pricing supplement. For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Description of the Warrants—Use of Proceeds and Hedging” beginning on PS-45.

You must have an options-approved brokerage account in order to purchase the warrants and you must be experienced with respect to options and option transactions.

The warrants are highly risky and involve risks not associated with an investment in conventional securities. You will lose all of your investment in the warrants if either: (i) the final share price of the XLY Shares is greater than or equal to its initial share price or (ii) the long basket fails to outperform the short basket over the term of the warrants. See “Risk Factors” beginning on PS-10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these warrants, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The warrants are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. You should read the more detailed description of the warrants in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of the Warrants.”

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020	Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms continued from previous page:

Outperformance return:	The basket percentage return for the long basket minus the basket percentage return for the short basket
Basket percentage return:	With respect to each basket, (final basket value – initial basket value) / initial basket value
Initial basket value:	With respect to each basket, 100, which will be equal to the sum of the products of the initial share price of each basket component, as set forth under “Long basket—Initial share price” and “Short basket—Initial share price” above, and the applicable multiplier for each such basket component, each of which was determined on June 16, 2022.
Final basket value:	With respect to each basket, the basket closing value on the expiration date.
Basket closing value:	With respect to each basket, the basket closing value on any trading day is the sum of the products of the final share price of each basket component and the applicable multiplier for such basket component on such date.
Final share price:	With respect to each of the shares, the respective closing price on the expiration date times the applicable adjustment factor on such date
Multiplier:	For each basket component, the multiplier was set on June 16, 2022 based on each basket component’s respective initial share price so that each basket component will represent its applicable basket component weighting in the applicable predetermined initial basket value. Each multiplier will remain constant for the term of the warrants. See “Long basket—Multiplier” and “Short basket—Multiplier” above.
Adjustment factor:	With respect to each of the shares, 1.0, subject to adjustment in the event of certain events affecting such shares
Warrant premium percentage:	13.20%
CUSIP / ISIN:	61774B382 / US61774B3823
Listing:	The warrants will not be listed on any securities exchange.
Agents:	Stifel Nicolaus & Co., which will be primarily responsible for managing the offering of the warrants to its clients/investors, and Morgan Stanley & Co. LLC (“MS & Co.”). See “Supplemental information regarding plan of distribution; conflicts of interest.”

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the warrants in general terms only. You should read the summary together with the more-detailed information that is contained in the rest of this pricing supplement and in the accompanying index supplement, prospectus supplement and prospectus. You should carefully consider, among other things, the matters set forth in “Risk Factors” below.

The Contingent Outperformance Warrants Due June 29, 2023 Based on the Inverse Performance of the Consumer Discretionary Select Sector SPDR® Fund and the Performance of a Long Basket Consisting of Three Exchange-Traded Funds Relative to a Short Basket Consisting of Four Exchange-Traded Funds, which we refer to as the warrants, are European-style cash-settled warrants. If the final share price of the Consumer Discretionary Select Sector SPDR® Fund, which we refer to as the XLY Shares, is less than its initial share price, the warrants will be automatically exercised on the expiration date, and we will pay a cash settlement amount on the cash settlement date, which may be zero, based on any outperformance of a basket consisting of three exchange-traded funds, which we refer to as the long basket, relative to the performance of a basket consisting of four exchange-traded funds, which we refer to as the short basket. Upon automatic exercise (assuming that the XLY Shares depreciate over the term of the warrants), the cash settlement amount will be determined as follows: (i) if the long basket outperforms the short basket, investors will receive an amount in cash per warrant based upon the difference between the percentage performance of the long basket and the percentage performance of the short basket, or (ii) if the long basket does not outperform the short basket, the warrants will not pay any cash upon automatic exercise and you will lose your entire investment in the warrants. Additionally, if the final share price of the XLY Shares is greater than or equal to its initial share price, the warrants will not be exercised and will expire worthless on the expiration date. The warrants may not be exercised by either you or us prior to the expiration date. The warrants are highly risky and involve risks not associated with an investment in conventional securities. If the price of the XLY Shares does not decline below its initial share price, you will lose your entire investment in the warrants. In addition, even if the price of the XLY Shares declines to below its initial share price, if the long basket does not outperform the short basket, you will lose your entire investment in the warrants. Furthermore, even if the price of the XLY Shares declines to below its initial share price and the long basket outperforms the short basket, if the long basket does not sufficiently outperform the short basket to offset the premium amount, you will lose a portion of your initial investment. In order to receive a positive return on your investment, the final share price of the XLY Shares must be less than its initial share price and the long basket must outperform the short basket by an amount greater than the warrant premium percentage. You will lose all of your investment in the warrants if either: (i) the final share price of the XLY Shares is greater than or equal to its initial share price or (ii) the long basket fails to outperform the short basket over the term of the warrants. There is no minimum payment on the warrants. Accordingly, you may lose some or all of your initial investment in the warrants. The warrants are for investors who are willing to risk their invested premium in exchange for the opportunity to receive a return based on the outperformance of the long basket relative to the short basket, if any, but only if the final share price of the XLY Shares is below its initial share price. Investors will not participate inversely in any depreciation of the XLY Shares. You will not be able to purchase the warrants unless you have an options-approved brokerage account. All payments are subject to our credit risk.

Each warrant costs $132	We are offering the Contingent Outperformance Warrants Due June 29, 2023 Based on the Inverse Performance of the Consumer Discretionary Select Sector SPDR® Fund and the Performance of a Long Basket Consisting of Three Exchange-Traded Funds Relative to a Short Basket Consisting of Four Exchange-Traded Funds, which we refer to as the warrants. The premium amount and original issue price of each warrant is $132.

The original issue price includes costs associated with issuing, selling, structuring and hedging the warrants, which are borne by you, and, consequently, the estimated value of the warrants on the pricing date will be less than $132. We estimate that the value of each warrant on the pricing date will be approximately $104.70, or within $25.00 of that estimate.

Our estimate of the value of the warrants as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

The estimated value of the warrants is determined using our own pricing and valuation models, market inputs and assumptions relating to the shares, instruments based on the shares, volatility and other factors including current and expected interest rates as well as our creditworthiness.

What is the relationship between the estimated value on the pricing date and the secondary market price of the warrants?

The price at which market participants may purchase the warrants in the secondary market, absent changes in market conditions, including those related to the shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account the bid-offer spread that such market participants would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the warrants are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that market participants may buy or sell the warrants in the secondary market, absent changes in market conditions, including those related to the shares, and to our secondary market credit spreads, they would generally do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

There may not be a secondary market for the warrants, and, if a secondary market once develops, it may cease to exist at any time.

Exercise of the warrants; cash settlement amount	The warrants are European-style cash-settled warrants. The warrants will be automatically exercised or will expire worthless on the expiration date, as follows:

•       if the final share price of the XLY Shares is less than its initial share price of $134.63, the warrants will be automatically exercised on the expiration date. On the cash settlement date, we will pay for each warrant a cash settlement amount equal to the greater of:

(i) $0, and

(ii) the notional amount × the outperformance return

where,

notional amount	=	$1,000 per warrant
outperformance return	=	The basket percentage return for the long basket minus the basket percentage return for the short basket
basket percentage return	=	With respect to each basket, (final basket value – initial basket value) / initial basket value
final basket value	=	With respect to each basket, the basket closing value on the expiration date
basket closing value	=

With respect to each basket, the basket closing value on any trading day is the sum of the products of the final share price of each basket component and the applicable multiplier for such basket component on such date.

final share price	=	With respect to each of the shares, the respective closing price on the expiration date times the applicable adjustment factor on such date
multiplier	=	For each basket component, the multiplier was set on June 16, 2022 based on each basket component’s respective initial share price so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the warrants.
initial basket value	=	With respect to each basket, 100.

• if the final share price of the XLY Shares is greater than or equal to its initial share price of $134.63, the warrants will expire worthless and the cash settlement amount will be $0.

The warrants may not be exercised by either you or us prior to the expiration date. The warrants are highly risky. You will lose all of your initial investment in the warrants if the final share price of the XLY Shares, as determined on the expiration date, is greater than or equal to its initial share price. If the XLY Shares do not depreciate over the term of the warrants, you will lose your entire investment regardless of the performance of the long basket and the short basket. In addition, if the long basket fails to outperform the short basket over the term of the warrants, the outperformance return will be less than $0, the cash settlement amount will be $0 and you will lose your entire investment in the warrants. Moreover, even if the XLY Shares depreciate and the outperformance return is positive (meaning that the long basket has outperformed the short basket), if the outperformance return is less than the warrant premium percentage (meaning that the long basket does not sufficiently outperform the short basket to offset the warrant premium amount), you will receive a cash settlement amount that is less than the premium amount and, therefore, you will lose a portion of your initial investment in the warrants. In order to receive a positive return on your investment, the final share price of the XLY Shares must be less than its initial share price and the long basket must outperform the short basket by a percentage greater than the warrant premium percentage. The warrant premium percentage is 13.20%. There is no minimum payment on the warrants. Accordingly, you could lose your entire initial investment in the warrants.

All payments on the warrants are subject to our credit risk.

Beginning on PS-7, in the section titled “Hypothetical Payouts on the Warrants,” we have provided a table and corresponding examples illustrating the calculation of the cash settlement amount on the warrants at expiration over different performances of the XLY Shares and a range of hypothetical basket percentage returns for the long basket and short basket and the resulting outperformance returns, each as determined on the expiration date. The examples do not show every situation that can occur.

You can review the historical closing prices of each of the shares in the section of this pricing supplement called “Description of the Warrants—Historical Information” starting on PS-38. You cannot predict the future performance of any of the shares based on their historical performance.

Investing in the warrants is not equivalent to investing in, or taking a direct short position in, any of the shares or their components.

Morgan Stanley & Co. LLC will be the calculation agent	We have appointed our affiliate, Morgan Stanley & Co. LLC, to act as calculation agent for The Bank of New York Mellon, a New York banking corporation, the warrant agent for the warrants. As calculation agent, MS & Co. will determine the final share price of the XLY Shares, including whether the price of the XLY Shares has decreased to below its initial share price, the final basket value for each basket, the basket percentage return for each basket, the outperformance return and whether to make any adjustments to the adjustment factors, and will calculate the payment that you will receive on the cash settlement date, if any.

You may revoke your offer to purchase the warrants prior to our acceptance	We are using this pricing supplement to solicit from you an offer to purchase the warrants. You may revoke your offer to purchase the warrants at any time prior to the time at which we accept such offer by notifying the agent primarily responsible for managing the offering of the warrants. We reserve the right to change the terms of, or reject any offer to purchase, the warrants prior to their issuance. In the event of any material changes to the terms of the warrants, we will notify you.

Where you can find more information on the warrants	The warrants are unsecured warrants issued as part of our Series A global warrants program. You can find a general description of our Series A global warrants program in the accompanying prospectus supplement dated November 16, 2020, the index supplement dated November 16, 2020 and the prospectus dated November 16, 2020.

Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the warrants, you should read the “Description of the Warrants” section in this pricing supplement. You should also read about the material risks involved in investing in the warrants in the section called “Risk Factors.” The tax and accounting treatment of investments in shares-linked warrants such as these may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called “Description of the Warrants—United States Federal Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the warrants.

HYPOTHETICAL PAYOUTS ON THE WARRANTS

The following examples and table illustrate the calculation of the cash settlement amount on the warrants payable at expiration over different performances of the XLY Shares and a range of hypothetical basket percentage returns for the long basket and the short basket and the resulting outperformance returns, each as determined on the expiration date. The hypothetical cash settlement amounts set forth below are for illustrative purposes only. The numbers appearing in the following tables and examples may have been rounded for ease of analysis.

The examples and table are based on the following terms:

Term:	Approximately 1 year
Notional Amount:	$1,000 per warrant
Premium Amount:	$132 per warrant
Warrant Premium Percentage:	13.20% per warrant
Exercise of Warrants:

If the final share price of the XLY Shares is less than its initial share price of $134.63, the warrants will be automatically exercised on the expiration date and you will receive the greater of (i) $0 and (ii) the product of (x) the notional amount and (y) the outperformance return. If the final share price of the XLY Shares is greater than or equal to its initial share price of $134.63, the warrants will expire worthless and the cash settlement amount will be zero.

Example 1: The final share price of the XLY Shares is less than its initial share price.

Long Basket Return:	30%
Short Basket Return:	5%
Outperformance Return:	25%
Cash Settlement Amount per Warrant:	$250
Cash Settlement Amount minus Premium Amount:	$118
Total Return on the Warrants:	89.39%

In Example 1, because the final share price of the XLY Shares is less than its initial share price, the warrants will pay an amount in cash, if any, based upon the performance of the long basket relative to the performance of the short basket over the term of the warrants. Investors do not participate inversely in any depreciation of the XLY Shares. Instead, investors will receive an amount in cash based upon the difference between the percentage performance of the long basket and the percentage performance of the short basket, because the long basket has outperformed the short basket in this example. The outperformance return is 25% (representing the difference between the performance of the long basket and the performance of the short basket). The cash settlement amount is therefore $250 per warrant ($1,000 times 0.25), which represents an 89.39% return on the warrants. In this example, the return on the warrants is positive only because both (1) the final share price of the XLY Shares is less than its initial share price and (2) the long basket has outperformed the short basket by an amount greater than the warrant premium percentage.

Example 2: The final share price of the XLY Shares is less than its initial share price.

Long Basket Return:	15%
Short Basket Return:	5%
Outperformance Return:	10%
Cash Settlement Amount per Warrant:	$100
Cash Settlement Amount minus Premium Amount:	-$32
Total Return on the Warrants:	-24.24%

In Example 2, because the final share price of the XLY Shares is less than its initial share price, the warrants will pay an amount in cash, if any, based upon the performance of the long basket relative to the performance of the short basket over the term of the warrants. Investors do not participate inversely in any depreciation of the XLY Shares. Instead, investors receive an amount in cash based upon the difference between the percentage performance of the long basket and the percentage performance of the short basket, because the long basket has outperformed the short basket in this example. The outperformance return is 10% (representing the difference between the performance of the long basket and the performance of the short basket). The cash settlement amount is therefore $100 per warrant ($1,000 times 0.10), which represents a -24.24% return on the warrants. Accordingly, even though the XLY Shares have depreciated and the long basket has outperformed the short basket over the term of the warrants, because the outperformance return is less than the warrant premium percentage (meaning that the long basket has not sufficiently outperformed the short basket to offset the premium amount), investors will receive a cash settlement amount that is less than the premium amount and, therefore, investors will lose a portion of their initial investment in the warrants.

Example 3: The final share price of the XLY Shares is less than its initial share price.

Long Basket Return:	5%
Short Basket Return:	20%
Outperformance Return:	-15%
Cash Settlement Amount per Warrant:	$0
Cash Settlement Amount minus Premium Amount:	-$132
Total Return on the Warrants:	-100%

In Example 3, because the final share price of the XLY Shares is less than its initial share price, the warrants will pay an amount in cash, if any, based upon the performance of the long basket relative to the performance of the short basket over the term of the warrants. However, the long basket has failed to outperform the short basket in this example, and the outperformance return is -15% (representing the difference between the performance of the long basket and the performance of the short basket). As the outperformance return is less than or equal to 0%, the cash settlement amount will be $0 and investors will lose their entire investment in the warrants. Accordingly, because the long basket has not outperformed the short basket, investors would not receive any cash settlement amount and would lose their entire initial investment even though the XLY Shares have depreciated.

Example 4: The final share price of the XLY Shares is less than its initial share price.

Long Basket Return:	-10%
Short Basket Return:	-10%
Outperformance Return:	0%
Cash Settlement Amount per Warrant:	$0
Cash Settlement Amount minus Premium Amount:	-$132
Total Return on the Warrants:	-100%

In Example 4, because the final share price of the XLY Shares is less than its initial share price, the warrants will pay an amount in cash, if any, based upon the performance of the long basket relative to the performance of the short basket over the term of the warrants. However, the long basket has failed to outperform the short basket in this example, and the outperformance return is 0% (representing the difference between the performance of the long basket and the performance of the short basket). As the outperformance return is less than or equal to 0%, the cash settlement amount will be $0 and investors will lose their entire investment in the warrants. Accordingly, because the long basket has not outperformed the short basket, investors would not receive any cash settlement amount and would lose their entire initial investment even though the XLY Shares have depreciated.

Example 5: The final share price of the XLY Shares is less than its initial share price.

Long Basket Return:	-5%
Short Basket Return:	-30%
Outperformance Return:	25%
Cash Settlement Amount per Warrant:	$250
Cash Settlement Amount minus Premium Amount:	$118
Total Return on the Warrants:	89.39%

In Example 5, because the final share price of the XLY Shares is less than its initial share price, the warrants will pay an amount in cash, if any, based upon the performance of the long basket relative to the performance of the short basket over the term of the warrants. Even though both baskets have depreciated over the term of the warrants, the outperformance return is 25%, as the long basket has nevertheless outperformed the short basket. The cash settlement amount is therefore $250 per warrant ($1,000 times 0.25), which represents an 89.39% return on the warrants. Investors do not participate inversely in any depreciation of the XLY Shares.

Example 6: The final share price of the XLY Shares is greater than or equal to its initial share price.

Long Basket Return:	100%
Short Basket Return:	20%
Outperformance Return:	80%
Cash Settlement Amount per Warrant:	$0
Cash Settlement Amount minus Premium Amount:	-$132
Total Return on the Warrants:	-100%

In Example 6, because the final share price of the XLY Shares is greater than or equal to its initial share price, the warrants will not be exercised and will expire worthless on the expiration date. Even though the long basket significantly outperforms the short basket over the term of the warrants, the cash settlement amount will be $0, because the price of the XLY Shares has increased or remained flat over the term of the warrants. Accordingly, investors will not benefit from the outperformance of the long basket relative to the short basket and investors would lose their entire initial investment.

The warrants are highly risky and involve risks not associated with an investment in conventional securities. If the price of the XLY Shares does not decline below its initial share price, you will lose your entire investment in the warrants. In addition, even if the price of the XLY Shares declines to below its initial share price, if the long basket does not outperform the short basket, you will lose your entire investment in the warrants. Furthermore, even if the price of the XLY Shares declines to below its initial share price and the long basket outperforms the short basket, if the long basket does not sufficiently outperform the short basket to offset the premium amount, you will lose a portion of your initial investment. In order to receive a positive return on your investment, the final share price of the XLY Shares must be less than its initial share price and the long basket must outperform the short basket by an amount greater than the warrant premium percentage. You will lose all of your investment in the warrants if either: (i) the final share price of the XLY Shares is greater than or equal to its initial share price or (ii) the long basket fails to outperform the short basket over the term of the warrants.

RISK FACTORS

The warrants are unsecured contractual obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The warrants do not guarantee the return of any of the invested premium. Investing in the warrants involves a high degree of risk and is not equivalent to investing in, or taking a direct short position in, any of the shares or their components. This section describes the material risks relating to the warrants. For a further discussion of risk factors, please see the accompanying prospectus supplement, index supplement and prospectus. You should carefully consider whether the warrants are suited to your particular circumstances before you decide to purchase them.

Risks Relating to an Investment in the Warrants

The warrants are highly risky, and you may lose all of your initial investment in the warrants.	The warrants are highly speculative leveraged investments that involve a high degree of risk. In order to receive a positive return on the warrants both (1) the final share price of the XLY Shares must be less than its initial share price and (2) the long basket must outperform the short basket by an amount greater than the warrant premium percentage. If the final share price of the XLY Shares is greater than or equal to its initial share price, the warrants will expire worthless and you will lose your entire investment in the warrants. In addition, even if the final share price of the XLY Shares is less than its initial share price, the cash settlement amount will be based solely on the outperformance, if any, of the long basket relative to the short basket. If the long basket fails to outperform the short basket over the term of the warrants, you will lose your entire investment in the warrants. The warrants are not suitable for investors who cannot sustain a total loss of their investment. You should be willing and able to sustain a total loss of your investment in the warrants. There is no minimum payment on the warrants. Accordingly, you may lose all of your initial investment in the warrants.

You may lose some or a significant portion of your initial investment even if the final share price of the XLY Shares is less than its initial share price and the long basket outperforms the short basket.	Even if the final share price of the XLY Shares is less than its initial share price and the long basket outperforms the short basket, you will lose some or a significant portion of your initial investment if the outperformance return is less than the warrant premium percentage, which is 13.20%. Even if the final share price of the XLY Shares is less than its initial share price and the long basket outperforms the short basket, if the outperformance return is less than the warrant premium percentage (meaning that the long basket does not sufficiently outperform the short basket to offset the premium amount), you will receive a cash settlement amount that is less than the premium amount and, therefore, you will lose a portion of your initial investment in the warrants.

The warrants offer the potential for a positive return at maturity only if both (i) the final share price of the XLY Shares is less than its initial share price and (ii) the long basket outperforms the short basket by an amount greater than the warrant premium percentage as of the expiration date.	The warrants offer the potential for a positive return at maturity only if both (i) the final share price of the XLY Shares is less than its initial share price and (ii) the long basket outperforms the short basket by an amount greater than the warrant premium percentage as of the expiration date. You will receive a payment on the cash settlement date only if the XLY Shares depreciate and the long basket outperforms the short basket. However, you will nevertheless lose money on your investment if the long basket outperforms the short basket by an amount less than the warrant premium. Accordingly, in order for you to receive a positive return on your investment, the final share price of the XLY Shares must be less than its initial share price and the long basket must outperform the short basket by an amount greater than the warrant premium percentage as of the expiration date.

Investors will not participate inversely in any depreciation in the price of the XLY Shares.	Investors will not participate inversely in any depreciation in the price of the XLY Shares over the term of the warrants, even though investors will lose their entire investment unless the XLY Shares depreciate over the term of the warrants. Even if the final share price of the XLY Shares is less than its initial share price, the cash settlement amount will be based solely on the outperformance, if any, of the long basket relative to the short basket.

The warrants will be automatically exercised on the expiration date.

The warrants will be automatically exercised on the expiration date. Neither you nor we can exercise the warrants at any time prior to the expiration date. Even if the long basket has outperformed the short basket prior to the expiration date and the price of the XLY Shares has depreciated prior to the expiration date, the payment on the cash settlement date, if any, will be determined solely on the expiration date. Further, you do not have a choice as to whether the warrants will be automatically exercised on the expiration date.

The warrants are suitable only for investors with options-approved accounts.	You will not be able to purchase the warrants unless you have an options-approved brokerage account. The warrants involve a high degree of risk and are not appropriate for every investor. You must be able to understand and bear the risk of an investment in the warrants, and you should be experienced with respect to options and options transactions.

The value of the warrants will be influenced by many unpredictable factors.	Several factors, many of which are beyond our control, will influence the value of the warrants, including:

•	the price of the XLY Shares at any time, in particular relative to its initial share price,

•	the price of each of the shares at any time,

•	the trading price and volatility (frequency and magnitude of changes in value) of the shares, of the underlying commodity with respect to the GLD Shares, and of the securities composing the share underlying indices with respect to the index-based shares,

•	dividend rates or other distributions on the securities underlying the share underlying indices with respect to the index-based shares,

•	interest and yield rates in the market,

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities markets generally or the components of the shares and which may affect the prices of the shares,

•	the time remaining until the expiration of the warrants (see “The time remaining to the cash settlement date may adversely affect the market value of the warrants” below),

•	the occurrence of certain events affecting the shares that may or may not require an adjustment to an adjustment factor

•	the composition of the shares and, with respect to the index-based shares, changes in the constituents of the share underlying indices, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the value of the warrants prior to expiration. For example, the value of the warrants will likely decline substantially the more the closing price of the XLY Shares increases above its initial share price and the more the long basket underperforms the short basket.

You cannot predict the future performance of any of the shares based on their historical performance. There can be no assurance that you will not suffer a loss on your initial investment in the warrants.

The time remaining to the cash settlement date may	A portion of the market value of the warrants at any time depends on the then-current price of the XLY Shares relative to its initial share price and the then-current adversely affect the market value of the warrants.

performance of the long basket relative to the short basket. Another portion of the market value of a warrant prior to expiration depends on the length of time remaining until the cash settlement date and is known as the “time value” of the warrant. After the pricing date, the time value generally diminishes until, at expiration, the time value of the warrant is zero.

Assuming all other factors are held constant, the risk that the warrants will expire worthless will increase the more the closing price of the XLY Shares increases above its initial share price, the more the long basket underperforms the short basket and the shorter the time remaining until the expiration date. Therefore, the market value of the warrants will reflect both the rise or decline in the price of the XLY Shares, the long basket performance, the short basket performance and the time remaining to the expiration date, among other factors. See also “The warrants will not be listed on any securities exchange and secondary trading may be limited” below.

The warrants are non-standardized options.	The warrants are not standardized options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the Securities and Exchange Commission. The warrants are unsecured contractual obligations of ours and will rank equally with our other unsecured contractual obligations and with our unsecured and unsubordinated debt. Thus, unlike purchasers of OCC standardized options, who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, investors in the warrants may look solely to us for performance of our obligation to pay the cash settlement amount, if any, at expiration. Additionally, the secondary market for the warrants, if any exists, is not expected to be as liquid as the market for OCC standardized options, and, therefore, sales of the warrants prior to the expiration date may yield a sale price that is lower than the theoretical value of the warrants based on the then-prevailing price of the shares. See also “The warrants will not be listed on any securities exchange and secondary trading may be limited” below.

The warrants are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the warrants.	You are dependent on our ability to pay all amounts due on the warrants at expiration, and therefore you are subject to our credit risk. If we default on our obligations under the warrants, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the warrants prior to expiration will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the warrants.

As a finance subsidiary, MSFL has no independent operations and will have no independent assets.	As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

The warrants will not be listed on any securities exchange and secondary	The warrants will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the warrants, and, if a secondary market once develops, it may cease to exist at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the warrants easily. If

trading may be limited.	there is a secondary market for the warrants, it is possible that only one market participant will participate in such market, and, therefore, the price at which you may be able to trade your warrants is likely to depend on the price, if any, at which such market participant is willing to transact.

The costs of issuing, selling, structuring and hedging the warrants cause the estimated value of the warrants to be less than the original issue price and will adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers may be willing to purchase the warrants in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect the bid-offer spread that market participants would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the warrants in the original issue price makes the economic terms of the warrants less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the warrants are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that market participants may buy or sell the warrants in the secondary market, absent changes in market conditions, including those related to the shares, and to our secondary market credit spreads, they would generally do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the warrants is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price.	These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of warrants, our models may yield a higher estimated value of the warrants than those generated by others, including other dealers in the market, if they attempted to value the warrants. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers would be willing to purchase your warrants in the secondary market (if any exists) at any time. The value of your warrants at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including changes in market conditions. See also “The value of the warrants will be influenced by many unpredictable factors” above.

Investing in the warrants is not equivalent to investing in, or taking a direct short position in, any of the shares or their components.	Investing in the warrants is not equivalent to investing in, or taking a direct short position in, any of the shares, the underlying commodity with respect to the GLD Shares or the share underlying indices or the components that constitute the share underlying indices with respect to the index-based shares. Investors in the warrants will not have rights to receive dividends or other distributions or any other rights with respect to the shares, the components that constitute the shares or the securities that constitute the share underlying indices.

The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the warrants.	As calculation agent for the warrants, MS & Co. will determine the final share price of the XLY Shares, including whether the price of the XLY Shares has decreased to below its initial share price, the final basket value for each basket, the basket percentage return for each basket, the outperformance return and whether to make any adjustments to the adjustment factors, and will calculate the cash settlement amount you will receive on the cash settlement date, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you on the cash settlement date, if any. For further information regarding these types of determinations, see “Description of the Warrants—Closing Price,” “—Expiration Date,” “–Antidilution Adjustments,” “—Calculation Agent,” “—Market Disruption Event” and “—Discontinuance of the Index-Based Shares and/or the Share Underlying Indices; Alteration of Method of Calculation” in this pricing supplement. In addition, MS & Co. has determined the estimated value of the warrants on the pricing date.

Hedging and trading activity by our affiliates could potentially adversely affect the value of the warrants.	One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the warrants (and to other instruments linked to the shares, the underlying commodity with respect to the GLD Shares or the share underlying indices with respect to the index-based shares), including trading in the shares as well as in other instruments related to the shares or the share underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the warrants, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the expiration date approaches. Some of our affiliates also trade the shares or their components and other financial instruments related to the shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to June 16, 2022 could potentially affect the initial share prices of any of the shares, and, therefore, the price above or below which, as applicable, the shares must close on the expiration date so that you do not lose your entire initial investment in the warrants. Additionally, such hedging or trading activities during the term of the warrants could affect the price of the shares on the expiration date, and, accordingly, the amount of cash an investor will receive on the cash settlement date, if any.

Risks Relating to the Shares

Investing in the warrants exposes investors to risks associated with investments with a concentration in the consumer discretionary sector.

The stocks included in the Russell 1000 Consumer Discretionary 40 Act 15/22.5 Daily Capped Index and that are generally tracked by the IYC Shares, and the stocks included in the Consumer Discretionary Select Sector Index and that are generally tracked by the XLY Shares, are issued by companies whose primary business is directly associated with the consumer discretionary sector. Each of the IYC Shares and the XLY Shares is concentrated in the consumer discretionary sector, which means each of the IYC Shares and the XLY Shares will be more affected by the performance of the consumer discretionary sector than a fund or index that was more diversified.

Market or economic factors impacting consumer discretionary companies and companies that rely heavily on Consumer Discretionary advances could have major effects on the values of the IYC Shares and/or the XLY Shares. The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and international economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace.

Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally.	The SPDR® Gold Trust is linked exclusively to the price of gold and not to a diverse basket of commodities or a broad-based commodity index. The price of gold may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the warrants are linked to the GLD Shares, which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of gold may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

The warrants are subject	The investment objective of the SPDR® Gold Trust is to reflect the performance of

to risks associated with gold.	the price of gold bullion, less the SPDR® Gold Trust’s expenses. The price of gold to which the return on the warrants is linked is the afternoon London gold price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time. Specific factors affecting the price of gold include economic factors, such as, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (as the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events, as well as wars and political and civil upheavals. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, as opposed to newly produced gold, in particular as the result of financial crises, levels of gold production and production costs in major gold-producing nations such as South Africa, the United States and Australia, non-concurrent trading hours of gold markets and short-term changes in supply and demand because of trading activities in the gold markets. It is not possible to predict the aggregate effect of any or all of these factors.

There are risks relating to trading of commodities on the London Bullion Market Association.	The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The prices of gold are determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA gold prices as global benchmarks for the values of gold may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of LBMA gold prices, which could adversely affect the value of the warrants. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA gold prices.

Investing in the warrants exposes investors to risks associated with investments with a concentration in the energy sector.

The stocks included in the ISE-REVERE Natural GasTM Index and that are generally tracked by the FCG Shares are stocks of mid and large capitalization companies that derive a substantial portion of their revenues from midstream activities and/or the exploration and production of natural gas.

The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services.

Because the value of the warrants is linked to the performance of the FCG Shares and the XLE Shares, an investment in the warrants exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the warrants may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

Each of the HYG Shares and the TLT Shares is subject to significant risks, including interest rate-related and credit-related risks.

Each of the HYG Shares and the TLT Shares invests in U.S. dollar-denominated fixed-income securities. The performance of each of the HYG Shares and the TLT Shares that is measured for purposes of the warrants will only reflect changes in the market prices of the bonds held by such shares and will not reflect interest payments on these bonds. As a result, the performance of the each of the HYG Shares and the TLT Shares that is measured for purposes of the warrants will be less, and perhaps significantly less, than the return that would be realized by a direct investor in either of HYG Shares or the TLT Shares. The market prices of the bonds held by the each of the HYG Shares and the TLT Shares are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the HYG Shares and the TLT Shares, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The iShares® 20+ Year Treasury Bond ETF holds U.S. Treasury securities with a remaining maturity of more than 20 years and as a result will be particularly sensitive to interest rate changes. As a result, rising interest rates may cause the value of the bonds held by the TLT Shares, and the value of the TLT Shares, to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

•     sentiment regarding underlying strength in the U.S. economy and global economies;

•     expectations regarding the level of price inflation;

•     sentiment regarding credit quality in the U.S. and global credit markets;

•     central bank policies regarding interest rates; and

•     the performance of U.S. and foreign capital markets.

In addition, the prices of the bonds held by the HYG Shares and the TLT Shares are significantly influenced by the creditworthiness of the issuers of those bonds. The issuers of the bonds held by the bond ETFs may have their credit ratings downgraded or credit spreads may widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of bonds.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the shares.	MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the shares. However, the calculation agent will not make an adjustment for every event that could affect the shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the warrants may be materially and adversely affected.

The performance and market price of any of the shares, particularly during periods of market volatility, may not correlate with the performance of the underlying commodity, with respect to the GLD Shares, the respective share underlying index or the performance of the component securities of such share underlying index, with the respect to the index-based shares, or the net asset value per share of the respective shares.

With respect to the GLD Shares, the shares do not fully replicate the performance of the underlying commodity due to the fees and expenses charged by the shares or by restrictions on access to the underlying commodity due to other circumstances. The GLD Shares do not generate any income, and as the GLD Shares regularly sell the underlying commodity to pay for ongoing expenses, the amount of the underlying commodity represented by each share gradually declines over time. The GLD Shares sell the underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of the underlying commodity. The sale by the GLD Shares of the underlying commodity to pay expenses at a time of relatively low prices for the underlying commodity could adversely affect the value of the warrants. Additionally, there is a risk that part or all of the holdings of the GLD Shares in the underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

With respect to the index-based shares, the performance and market price of any of the index-based shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such shares. The index-based shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the index-based shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the index-based shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the equity-based shares may impact the variance between the performance of each of the equity-based shares and its respective share underlying index.

Additionally, because the shares of each of the shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the shares may differ from the net asset value per share of such shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the components underlying each of the shares may be disrupted or limited, or such components may be unavailable in the secondary market. Under these circumstances, the liquidity of each of the shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the shares, and their ability to create and redeem shares of each of the shares may be disrupted. Under these circumstances, the market price of shares of each of the shares may vary substantially from the net asset value per share of such shares, the performance of the underlying commodity, with respect to the GLD Shares, or the level of the respective share underlying index, with respect to the index-based shares.

For all of the foregoing reasons, the performance of the GLD Shares may not correlate with the performance of the underlying commodity, the performance of each of the index-based shares may not correlate with the performance of its respective share underlying index or the performance of the component securities of such share underlying index, and the performance of each of the shares may not correlate with the performance of the net asset value per share of such shares. Any of these events could materially affect the prices of each of the shares and, therefore, the value of the warrants. Additionally, if market volatility or these events were to occur on the expiration date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the cash settlement amount of the warrants. If the calculation agent determines that no market disruption event has taken place, the cash settlement amount would be based solely on the published closing price per share of each of the shares on the expiration date, even if the GLD Shares are performing differently than the underlying commodity, any of the index-based shares is performing differently than its respective share underlying index or the component securities of such share underlying index and/or any of the shares is trading above or below the net asset value per share of such shares.

Adjustments to the index-based shares or the share underlying indices could adversely affect the value of the warrants.	The investment advisor to each of the index-based shares (First Trust Advisors L.P. for the FCG Shares, SSGA Funds Management, Inc. for each of the XLE Shares and the XLY Shares and Blackrock Fund Advisors for each of the HYG Shares, the TLT Shares and the IYC Shares) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the components composing the respective shares. Any of these actions could adversely affect the price of the respective shares and, consequently, the value of the warrants. The publisher or each of the share underlying indices is responsible for calculating and maintaining such share underlying index. The publisher may add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the shares and the value of the warrants. The publisher of each of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could affect the value of the shares, and, consequently, the value of the warrants.

DESCRIPTION OF THE WARRANTS

Terms used but not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term “Warrant” refers to each $132 Premium Amount of our Contingent Outperformance Warrants Due June 29, 2023 Based on the Inverse Performance of the Consumer Discretionary Select Sector SPDR® Fund and the Performance of a Long Basket Consisting of Three Exchange-Traded Funds Relative to a Short Basket Consisting of Four Exchange-Traded Funds.

Number of Warrants

Aggregate Premium Amount	$

Aggregate Notional Amount	$

Pricing Date	June 24, 2022

Original Issue Date (Settlement Date)	June 28, 2022 (expected to be 2 Business Days after the Pricing Date)

Cash Settlement Date	June 29, 2023, subject to extension as described in the following paragraph.

If the Expiration Date is postponed in accordance with the definition thereof so that it falls less than two Business Days prior to the scheduled Cash Settlement Date, the Cash Settlement Date will be postponed to the second Business Day following the Expiration Date as postponed. See “––Expiration Date” below.

Issue Price	100% ($132 per Warrant)

Premium Amount	$132 per Warrant

Denominations	$132 and integral multiples thereof

Notional Amount	$1,000 per Warrant

CUSIP Number	61774B382

ISIN	US61774B3823

Specified Currency	U.S. dollars

Exercise of Warrants;
Cash Settlement Amount	The Warrants will either be automatically exercised or will expire worthless on the Expiration Date, as follows:

(i) if the Final Share Price of the XLY Shares is less than its Initial Share Price of $134.63, the Warrants will be automatically exercised on the Expiration Date. On the Cash Settlement Date, upon delivery of the Warrants to the Warrant Agent, we will pay with respect to the $132 Premium Amount of each Warrant an amount in cash, as determined by the Calculation Agent, equal to the greater of (i) $0 and (ii) the product of (x) the Notional Amount and (y) the Outperformance Return, or

(ii) if the Final Share Price of the XLY Shares is greater than or equal to its Initial Share Price of $134.63, the Warrants will expire worthless and the Cash Settlement Amount will be $0.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Warrant Agent and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $132 Premium Amount of each Warrant, on or prior to 10:30 a.m. (New York City time) on the Business Day preceding the Cash Settlement Date, and (ii) deliver the aggregate cash amount due, if any, with respect to the Warrants to the Warrant Agent for delivery to DTC, as holder of the Warrants, on or prior to the Cash Settlement Date. We expect such amount of cash will be distributed to investors on the Cash Settlement Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Book Entry Security or Certificated Security” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Outperformance Return	The Basket Percentage Return for the Long Basket minus the Basket Percentage Return for the Short Basket.

Basket Percentage Return	With respect to each Basket, a fraction, as determined by the Calculation Agent, the numerator of which is the Final Basket Value minus the Initial Basket Value and the denominator of which is the Initial Basket Value, as described by the following formula:

Basket Percentage Return	=	Final Basket Value – Initial Basket Value
Initial Basket Value

Initial Basket Value	With respect to each Basket, 100, which will be equal to the sum of the products of the Initial Share Price of each Basket Component, as set forth under “Long Basket—Initial Share Price” and “Short Basket—Initial Share Price” below, and the applicable Multiplier for each such Basket Component, each of which was determined on June 16, 2022.

Final Basket Value	With respect to each Basket, the Basket Closing Value on the Expiration Date.

Basket Closing Value	With respect to each Basket, the Basket Closing Value on any Trading Day is the sum of the products of the Final Share Price of each Basket Component and the applicable Multiplier for such Basket Component on such date.

Final Share Price	With respect to each of the Underlyings, the respective Closing Price on the Expiration Date times the applicable Adjustment Factor on such date, as determined by the Calculation Agent.

Multiplier	For each Basket Component, the Multiplier was set on June 16, 2022 based on each Basket Component’s respective Initial Share Price so that each Basket Component will represent its applicable Basket Component Weighting in the applicable predetermined Initial Basket Value. Each Multiplier will remain constant for the term of the warrants. See “Long Basket—Multiplier” and “Short Basket—Multiplier” below.

Underlying Baskets

Long Basket:

Basket Component	Basket Component Weighting	Initial Share Price	Multiplier
SPDR® Gold Trust (the “GLD Shares”)	34%	$172.69	0.196884591
First Trust Natural Gas ETF (the “FCG Shares”)	33%	$25.09	1.315265046
Energy Select Sector SPDR® Fund (the “XLE Shares”)	33%	$77.74	0.424491896

Short Basket:

Basket Component	Basket Component Weighting	Initial Share Price	Multiplier
iShares® iBoxx® $ High Yield Corporate Bond ETF (the “HYG Shares”)	25%	$73.82	0.338661609
iShares® 20+ Year Treasury Bond ETF (the “TLT Shares”)	25%	$111.72	0.223773720
iShares® U.S. Consumer Discretionary ETF (the “IYC Shares”)	25%	$55.58	0.449802087
Consumer Discretionary Select Sector SPDR® Fund (the “XLY Shares”)	25%	$134.63	0.185694125

We refer to the GLD Shares, the FCG Shares, the XLE Shares, the HYG Shares, the TLT Shares, the IYC Shares and the XLY Shares, collectively, as the “Shares” or the “Underlyings.”

We refer to the FCG Shares, the XLE Shares, the HYG Shares, the TLT Shares, the IYC Shares and the XLY Shares, collectively, as the “Index-Based Shares.”

Closing Price	Subject to the provisions set out under “Discontinuance of the Index-Based Shares and/or the Share Underlying Indices; Alteration of Method of Calculation” below, the Closing Price for one share of an Underlying (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

(i) if such Underlying (or any such other security) is listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Underlying (or any such other security) is listed,

(ii) if such Underlying (or any such other security) is securities of the Nasdaq, the official closing price of such Underlying published by the Nasdaq on such day, or

(iii) if such Underlying (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for such Underlying.

If such Underlying (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Underlying (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a Market Disruption Event (as defined below) occurs with respect to any of the Underlyings (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such Underlying (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Underlying (or any such other security) for such Trading Day obtained from as many recognized dealers in such Underlying, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Morgan Stanley and Co. LLC and its successors (“MS &Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the Index-Based Shares and/or the Share Underlying Indices; Alteration of Method of Calculation” below.

Underlying Commodity	With respect to the GLD Shares, gold

Share Underlying Index	With respect to the FCG Shares, the ISE-REVERE Natural Gas™ Index

With respect to the XLE Shares, the Energy Select Sector Index

With respect to the HYG Shares, the Markit iBoxx® USD Liquid High Yield Index

With respect to the TLT Shares, the ICE U.S. Treasury 20+ Year Bond Index

With respect to the IYC Shares, the Russell 1000 Consumer Discretionary 40 Act 15/22.5 Daily Capped Index

With respect to the XLY Shares, the Consumer Discretionary Select Sector Index

Share Underlying Index Publisher	With respect to the FCG Shares, Nasdaq, Inc., or any successor thereof

With respect to the XLE Shares, S&P Dow Jones Indices LLC, or any successor thereof

With respect to the HYG Shares, Markit Indices Limited, or any successor thereof

With respect to the TLT Shares, ICE Data Indices, LLC, or any successor thereof

With respect to the IYC Shares, FTSE Russell, or any successor thereof

With respect to the XLY Shares, S&P Dow Jones Indices LLC, or any successor thereof

Expiration Date	June 26, 2023, subject to postponement for non-Trading Days or Market Disruption Events as described in the following paragraph.

If a Market Disruption Event with respect to any Underlying occurs on the scheduled Expiration Date, or if the Expiration Date is not a Trading Day with respect to any Underlying, the Closing Price for such Underlying for such date shall be determined on the immediately succeeding Trading Day on which no Market Disruption Event shall have occurred with respect to such affected Underlying; provided that the Final Share Price for any affected Underlying shall not be determined on a date later than the fifth scheduled Trading Day after the scheduled Expiration Date, and if such date is not a Trading Day or if there is a Market Disruption Event with respect to the affected Underlying on such date, the Calculation Agent shall determine the Closing Price of such Underlying on such date using the method described in the third, fourth and fifth sentences of “Closing Price” above.

Adjustment Factor	With respect to each of the Underlyings, 1.0, subject to adjustment in the event of certain events affecting such Underlying. See “Antidilution Adjustments” below.

Business Day	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Trading Day	A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Relevant Exchange	With respect to each of the Index-Based Shares, the primary exchange or market of trading for any security (or any combination thereof) then included in the Share Underlying Index for such Underlying or any Successor Index (as defined below).

Antidilution Adjustments	The Adjustment Factor with respect to each of the Underlyings shall be adjusted as follows:

If such Underlying is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor for such Underlying shall be adjusted by the Calculation Agent to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying.

No adjustment to an Adjustment Factor pursuant to the paragraph above shall be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Adjustment Factors or method of calculating the Adjustment Factors and of any related determinations, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

Book Entry Security or
Certificated Security	Book Entry. The Warrants will be issued in the form of one or more fully registered global warrants, which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC’s nominee will be the only registered holder of the Warrants. Your beneficial interest in the Warrants will be evidenced solely by entries on the books of the Warrants intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by “you” or to be taken by “you” refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Warrants, for distribution to participants in accordance with DTC’s procedures. For more information regarding DTC and book-entry warrants, please read “Forms of Securities—The Depositary,” “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “Securities Offered on a Global Basis Through the Depositary—Global Clearance and Settlement Procedures” in the accompanying prospectus.

Warrant Agent	The Bank of New York Mellon, a New York banking corporation

Agents	Stifel Nicolaus & Co., which will be primarily responsible for managing the offering of the Warrants to its clients/investors, and Morgan Stanley & Co. LLC (“MS & Co.”)

Calculation Agent	MS & Co. and its successors.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Warrant Agent and us.

All calculations with respect to the Cash Settlement Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Warrant, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate number of Warrants will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Warrants, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Share Price. See “Discontinuance of the Index-Based Shares and/or the Share Underlying Indices; Alteration of Method of Calculation” below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event	With respect to the GLD Shares, Market Disruption Event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of the GLD Shares on the primary market for the GLD Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the GLD Shares as a result of which the reported trading prices for the GLD Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the GLD Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

(b) a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the GLD Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion, and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Warrants.

For the purpose of determining whether a Market Disruption Event in respect of the GLD Shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the GLD Shares or in the relevant futures or options contract will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on the GLD Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the GLD Shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the GLD Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to each of the Index-Based Shares, Market Disruption Event means:

(i)       the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such Underlying on the primary market for such Underlying for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Underlying as a result of which the reported trading prices for such Underlying during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such Underlying, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion, or

(b) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the Share Underlying Index for such Underlying on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s), in each case as determined by the Calculation Agent in its sole discretion, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the Share Underlying Index for such Underlying for more than two hours of trading or during the one-

half hour period preceding the close of the principal trading session on such market,

in each case, as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Warrants.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Share Underlying Index for an Underlying is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Share Underlying Index for such Underlying will be based on a comparison of (x) the portion of the level of the Share Underlying Index for such Underlying attributable to that security relative to (y) the overall level of the Share Underlying Index for such Underlying, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event has occurred with respect to an Underlying: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in the futures or options contract related to the Share Underlying Index for an Underlying or an Underlying will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on the Share Underlying Index for an Underlying or an Underlying by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Share Underlying Index for an Underlying or an Underlying and (4) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to the Share Underlying Index for an Underlying or an Underlying are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of the Index-Based Shares
and/or the Share Underlying Indices; Alteration of Method of Calculation
If trading in any of the Index-Based Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund related to such Index-Based Shares is liquidated or otherwise terminated (a “Discontinuance or Liquidation Event”), the Closing Price of such Underlying on any Trading Day following the Discontinuance or Liquidation Event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the Share Underlying Index for such Underlying (or any Successor Index, as described below) on such date (taking into account any material changes in the method of calculating the Share Underlying Index following such Discontinuance or Liquidation Event) and (ii) a fraction, the numerator of which is the Closing Price of such Underlying and the denominator of which is the closing value of the Share Underlying Index for such Underlying (or any Successor Index, as described below), each determined as of the last day prior to the occurrence of the Discontinuance or Liquidation Event on which a Closing Price was available.

If, subsequent to a Discontinuance or Liquidation Event, the relevant Share Underlying Index Publisher discontinues publication of the Share Underlying Index for such Underlying and the relevant Share Underlying Index Publisher or another entity (including MS & Co.) publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued the Share Underlying Index for such Underlying (such index being referred to herein as a “Successor Index”), then any subsequent Closing Price for such Underlying on any Trading Day following a Discontinuance or Liquidation Event will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on such Trading Day, and, to the extent the value of the Successor Index differs from the value of the Share Underlying Index for such Underlying at the time of such substitution, proportionate adjustments shall be made by the Calculation Agent for purposes of calculating payments on the Warrants.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Warrant Agent, to us and to DTC, as holder of the Warrants, within three Business Days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the Warrants, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If, subsequent to a Discontinuance or Liquidation Event, the relevant Share Underlying Index Publisher discontinues publication of the Share Underlying Index for such Underlying prior to, and such discontinuance is continuing on, any relevant date of calculation, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Closing Price for such Underlying for such date. Such Closing Price will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Share Underlying Index for such Underlying last in effect prior to such discontinuance, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently composing the Share Underlying Index for such Underlying without any rebalancing or substitution of such securities following such discontinuance.

SPDR® Gold Trust; Public
Information	The SPDR® Gold Trust (the “Gold Trust”) is an investment trust sponsored by World Gold Trust Services, LLC and marketed by State Street Global Advisors Funds Distributors, LLC, which seeks to provide investment results that reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The SPDR® Gold Trust holds gold bars. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by the Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32356 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor any Agent makes any representation that any such publicly available information regarding the SPDR® Gold Trust is accurate or complete.

We have derived all information regarding the SPDR® Gold Trust, including its make-up and method of calculation, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Gold Trust and World Gold Trust Services, LLC (“World Gold”), the sponsor of the Gold Trust. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Gold Trust, and HSBC Bank plc is the custodian of the Gold Trust. The Gold Trust is an investment trust. Shares of the Gold Trust trade under the ticker symbol “GLD” on the NYSE Arca, Inc.

The investment objective of the Gold Trust is to reflect the performance of the price of gold bullion, less the Gold Trust’s expenses. The Gold Trust holds gold bars. The Gold Trust issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares. The shares of the Gold Trust are intended to offer investors an opportunity to participate in the gold market through an investment in securities. The ownership of the shares of the Gold Trust is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.

The shares of the Gold Trust represent units of fractional undivided beneficial interest in and ownership of the Gold Trust, the primary asset of which is allocated (or secured) gold. The Gold Trust is not managed like a corporation or an active investment vehicle. The gold held by the Gold Trust will be sold only: (1) on an as-needed basis to pay the Gold Trust’s expenses, (2) in the event the Gold Trust terminates and liquidates its assets or (3) as otherwise required by law or regulation. Effective July 17, 2015, the Gold Trust’s only recurring fixed expense is World Gold’s fee, which accrues daily at an annual rate equal to 0.40% of the daily net asset value of the Gold Trust, in exchange for World Gold assuming the responsibility to pay all ordinary fees and expenses of the Gold Trust.

This document relates only to the Warrants offered hereby and does not relate to the GLD Shares. We have derived all disclosures contained in this document regarding the SPDR® Gold Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor any Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Gold Trust. Neither we nor any Agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Gold Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GLD Shares (and therefore the price of the GLD Shares at the time we price the Warrants) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Gold Trust could affect the value received with respect to the Warrants and therefore the value of the Warrants.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GLD Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Gold Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Gold Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GLD Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the Warrants, you should undertake an independent investigation of the SPDR® Gold Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GLD Shares.

First Trust Natural Gas ETF; Public
Information	The First Trust Natural Gas ETF is an exchange-traded fund managed by First Trust Advisors L.P., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the ISE-REVERE Natural GasTM Index. The First Trust Natural Gas ETF is a series of First Trust Exchange-Traded Fund, a registered investment company that consists of numerous separate investment portfolios, including the First Trust Natural Gas ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by First Trust Exchange-Traded Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-125751 and 811-21774, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor any Agent makes any representation that any such publicly available information regarding the First Trust Exchange-Traded Fund is accurate or complete.

This document relates only to the Warrants offered hereby and does not relate to the FCG Shares. We have derived all disclosures contained in this document regarding the First Trust Exchange-Traded Fund from the publicly available documents described above. In connection with the offering of the securities, neither we nor any Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the First Trust Exchange-Traded Fund. Neither we nor any Agent makes any representation that such publicly available documents or any other publicly available information regarding the First Trust Exchange-Traded Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the FCG Shares (and therefore the price of the FCG Shares at the time we price the Warrants) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the First Trust Exchange-Traded Fund could affect the value received with respect to the Warrants and therefore the value of the Warrants.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the FCG Shares.

We and/or our affiliates may presently or from time to time engage in business with the First Trust Exchange-Traded Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the First Trust Exchange-Traded Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the FCG Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the Warrants, you should undertake an independent investigation of the First Trust Exchange-Traded Fund as in your judgment is appropriate to make an informed decision with respect to an investment linked to the FCG Shares.

ISE-REVERE Natural GasTM Index	The ISE-REVERE Natural GasTM Index, which is calculated, maintained and published by Nasdaq, Inc., is designed to track the performance of mid and large capitalization companies that derive a substantial portion of their revenues from midstream activities and/or the exploration and production of natural gas.

Energy Select Sector SPDR® Fund; Public
Information	The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust, a registered investment company. The Select Sector SPDR Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor any Agent makes any representation that any such publicly available information regarding the Select Sector SPDR Trust is accurate or complete.

This document relates only to the Warrants offered hereby and does not relate to the XLE Shares. We have derived all disclosures contained in this document regarding the Select Sector SPDR Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor any Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector SPDR Trust. Neither we nor any Agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector SPDR Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we price the Warrants) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector SPDR Trust could affect the value received with respect to the Warrants and therefore the value of the Warrants.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector SPDR Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the Warrants, you should undertake an independent investigation of the Select Sector SPDR Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

The Energy Select Sector Index	The Energy Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. See “Energy Select Sector Index” in the accompanying index supplement.
iShares® iBoxx® $ High Yield
Corporate Bond ETF; Public
Information	The iShares® iBoxx® $ High Yield Corporate Bond ETF is an exchange-traded fund managed by iShares Trust, a registered investment company. The iShares Trust consists of numerous separate investment portfolios, including the iShares® iBoxx® $ High Yield Corporate Bond ETF. The iShares® iBoxx® $ High Yield Corporate Bond ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Markit iBoxx® USD Liquid High Yield Index. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor any Agent makes any representation that any such publicly available information regarding the iShares Trust is accurate or complete.

This document relates only to the Warrants offered hereby and does not relate to the HYG Shares. We have derived all disclosures contained in this document regarding the iShares Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor any Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares Trust. Neither we nor any Agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the HYG Shares (and therefore the price of the HYG Shares at the time we price the Warrants) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares Trust could affect the value received with respect to the Warrants and therefore the value of the Warrants.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the HYG Shares.

We and/or our affiliates may presently or from time to time engage in business with the iShares Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the HYG Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the Warrants, you should undertake an independent investigation of the iShares Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the HYG Shares.

Markit iBoxx® USD Liquid
High Yield Index	The Markit iBoxx® USD Liquid High Yield Index is calculated and disseminated by Markit Indices Limited and is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market.

iShares® 20+ Year Treasury
Bond ETF; Public
Information	The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund managed by iShares Trust, a registered investment company. The iShares Trust consists of numerous separate investment portfolios, including the iShares® 20+ Year Treasury Bond ETF. The iShares® 20+ Year Treasury Bond ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 20+ Year Bond Index. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor any Agent makes any representation that any such publicly available information regarding the iShares Trust is accurate or complete.

This document relates only to the Warrants offered hereby and does not relate to the TLT Shares. We have derived all disclosures contained in this document regarding the iShares Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor any Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares Trust. Neither we nor any Agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TLT Shares (and therefore the price of the TLT Shares at the time we price the Warrants) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares Trust could affect the value received with respect to the Warrants and therefore the value of the Warrants.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the TLT Shares.

We and/or our affiliates may presently or from time to time engage in business with the iShares Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the TLT Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the Warrants, you should undertake an independent investigation of the iShares Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the TLT Shares.

ICE U.S. Treasury 20+ Year Bond Index	The ICE U.S. Treasury 20+ Year Bond Index is a market value weighted index calculated, published and disseminated daily by ICE Data Indices, LLC. The index is designed to measure the U.S. Treasury market and includes U.S. dollar-denominated, fixed rate securities with terms to maturity greater than or equal to twenty years.

iShares® U.S. Consumer
Discretionary ETF; Public
Information	The iShares® U.S. Consumer Discretionary ETF is an exchange-traded fund managed by iShares Trust, a registered investment company. The iShares Trust consists of numerous separate investment portfolios, including the iShares® U.S. Consumer Discretionary ETF. The iShares® U.S. Consumer Discretionary ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 1000 Consumer Discretionary 40 Act 15/22.5 Daily Capped Index. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor any Agent makes any representation that any such publicly available information regarding the iShares Trust is accurate or complete.

This document relates only to the Warrants offered hereby and does not relate to the IYC Shares. We have derived all disclosures contained in this document regarding the iShares Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor any Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares Trust. Neither we nor any Agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IYC Shares (and therefore the price of the IYC Shares at the time we price the Warrants) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares Trust could affect the value received with respect to the Warrants and therefore the value of the Warrants.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the IYC Shares.

We and/or our affiliates may presently or from time to time engage in business with the iShares Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IYC Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the Warrants, you should undertake an independent investigation of the iShares Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IYC Shares.

Russell 1000 Consumer Discretionary
40 Act 15/22.5 Daily Capped Index	The Russell 1000 Consumer Discretionary 40 Act 15/22.5 Daily Capped Index is calculated and disseminated by FTSE Russell and is designed to measure the performance of the consumer discretionary sector of the U.S. equity market, as defined by FTSE Russell. The index is a subset of the Russell 1000 Index, which is a float-adjusted capitalization-weighted index of equity securities issued by approximately the 1,000 largest issuers in the Russell 3000 Index. The Russell 3000 Index measures the performance of the broad U.S. equity market, as defined by FTSE Russell. FTSE Russell classifies the Consumer Discretionary industry as including companies whose businesses tend to be the most sensitive to economic cycles and whose customers’ purchasing habits are considered cyclical in nature.

Consumer Discretionary Select
Sector SPDR® Fund; Public
Information	The Consumer Discretionary Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR®

Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Consumer Discretionary Select Sector SPDR Fund. The Consumer Discretionary Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Discretionary Select Sector Index. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor any Agent makes any representation that any such publicly available information regarding the Select Sector SPDR® Trust is accurate or complete.

This document relates only to the Warrants offered hereby and does not relate to the XLY Shares. We have derived all disclosures contained in this document regarding the Select Sector SPDR® Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor any Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector SPDR® Trust. Neither we nor any Agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector SPDR® Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLY Shares (and therefore the price of the XLY Shares at the time we price the Warrants) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector SPDR® Trust could affect the value received with respect to the Warrants and therefore the value of the Warrants.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the XLY Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector SPDR® Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector SPDR® Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the Warrants, you should undertake an independent investigation of the Select Sector SPDR® Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLY Shares.

Consumer Discretionary Select Sector Index	The Consumer Discretionary Select Sector Index is calculated and disseminated by S&P and is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index. As of July 30, 2020, the Consumer Discretionary Select Sector Index included 61 component stocks in industries such as media; retail; hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; multiline retail; specialty retail; and diversified consumer services.

Historical Information	The following tables set forth the published high and low Closing Prices, as well as end-of-quarter Closing Prices, of each of the Underlyings for each quarter in the period from January 1, 2017 through June 16, 2022. The Closing Price of the GLD Shares on June 16, 2022 was $172.69. The Closing Price of the FCG Shares on June 16, 2022 was $25.09. The Closing Price of the XLE Shares on June 16, 2022 was $77.74. The Closing Price of the HYG Shares on June 16, 2022 was $73.82. The Closing Price of the TLT Shares on June 16, 2022 was $111.72. The Closing Price of the IYC Shares on June 16, 2022 was $55.58. The Closing Price of the XLY Shares on June 16, 2022 was $134.63. The graphs following the tables set forth the historical performance of each of the Underlyings for each day during the same period. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

The historical Closing Prices of the Underlyings should not be taken as an indication of future performance, and no assurance can be given as to the Closing Price of any Underlying on the Expiration Date.

Long Basket Components

SPDR® Gold Trust	High ($)	Low ($)	Period End ($)
2017
First Quarter	119.70	109.61	118.72
Second Quarter	123.10	116.04	118.02
Third Quarter	128.13	115.28	121.58
Fourth Quarter	123.82	118.01	123.65
2018
First Quarter	128.83	123.65	125.79
Second Quarter	128.11	118.22	118.65
Third Quarter	119.15	111.10	112.76
Fourth Quarter	121.25	112.54	121.25
2019
First Quarter	126.70	121.02	122.01
Second Quarter	134.20	119.94	133.20
Third Quarter	146.66	130.62	138.87
Fourth Quarter	142.90	137.01	142.90
2020
First Quarter	157.81	138.04	148.05
Second Quarter	167.37	149.45	167.37
Third Quarter	193.89	166.62	177.12
Fourth Quarter	183.19	166.67	178.36
2021
First Quarter	182.87	157.49	159.96

SPDR® Gold Trust	High ($)	Low ($)	Period End ($)
Second Quarter	178.77	161.92	165.63
Third Quarter	171.17	161.32	164.22
Fourth Quarter	174.50	163.92	170.96
2022
First Quarter	191.51	166.99	180.65
Second Quarter (through June 16, 2022)	184.65	168.57	172.69

First Trust Natural Gas ETF	High ($)	Low ($)	Period End ($)
2017
First Quarter	27.11	23.05	24.47
Second Quarter	24.83	19.20	20.47
Third Quarter	21.96	18.87	21.75
Fourth Quarter	23.00	20.42	22.78
2018
First Quarter	24.49	19.97	20.50
Second Quarter	23.73	19.74	23.36
Third Quarter	24.08	21.46	22.38
Fourth Quarter	23.18	13.59	14.70
2019
First Quarter	17.65	14.70	17.28
Second Quarter	17.86	13.45	14.49
Third Quarter	14.45	10.66	11.46
Fourth Quarter	12.13	9.96	12.06
2020
First Quarter	12.46	3.92	4.15
Second Quarter	10.37	4.02	7.48
Third Quarter	8.39	6.08	6.08
Fourth Quarter	9.84	5.92	8.82
2021
First Quarter	14.21	8.82	12.81
Second Quarter	16.70	12.02	16.40
Third Quarter	17.07	12.34	16.84
Fourth Quarter	19.33	16.22	17.18
2022
First Quarter	25.38	17.18	24.39
Second Quarter (through June 16, 2022)	30.82	23.36	25.09

Energy Select Sector SPDR® Fund	High ($)	Low ($)	Period End ($)
2017
First Quarter	76.17	68.24	69.90
Second Quarter	70.90	63.95	64.92
Third Quarter	68.49	62.00	68.48
Fourth Quarter	72.60	67.08	72.26
2018
First Quarter	78.03	66.02	67.41
Second Quarter	78.91	66.06	75.94
Third Quarter	77.37	71.91	75.74
Fourth Quarter	77.79	53.84	57.35
2019
First Quarter	67.29	57.35	66.12
Second Quarter	68.61	58.77	63.71
Third Quarter	64.44	55.85	59.20
Fourth Quarter	61.99	55.90	60.04
2020
First Quarter	60.87	23.57	29.06
Second Quarter	46.86	27.62	37.85
Third Quarter	38.58	29.95	29.95
Fourth Quarter	41.60	27.71	37.90
2021
First Quarter	53.57	37.90	49.06
Second Quarter	56.19	47.07	53.87
Third Quarter	54.81	45.79	52.09
Fourth Quarter	59.14	53.01	55.50
2022
First Quarter	78.75	55.50	76.44

Energy Select Sector SPDR® Fund	High ($)	Low ($)	Period End ($)
Second Quarter (through June 16, 2022)	92.28	73.68	77.74

Short Basket Components

iShares® iBoxx® $ High Yield Corporate Bond ETF	High ($)	Low ($)	Period End ($)
2017
First Quarter	88.36	86.11	87.78
Second Quarter	88.66	87.22	88.39
Third Quarter	88.97	87.18	88.76
Fourth Quarter	88.76	86.68	87.26
2018
First Quarter	87.97	84.92	85.64
Second Quarter	86.46	84.96	85.08
Third Quarter	86.44	84.78	86.44
Fourth Quarter	86.30	79.63	81.10
2019
First Quarter	86.47	80.99	86.47
Second Quarter	87.61	84.65	87.18
Third Quarter	87.52	85.49	87.17
Fourth Quarter	88.21	86.04	87.94
2020
First Quarter	88.43	68.63	77.07
Second Quarter	84.56	73.55	81.62
Third Quarter	85.39	81.53	83.90
Fourth Quarter	87.30	83.46	87.30
2021
First Quarter	87.78	85.73	87.18
Second Quarter	88.04	86.61	88.04
Third Quarter	88.14	86.98	87.49
Fourth Quarter	87.50	85.37	87.01
2022
First Quarter	87.01	79.97	82.29
Second Quarter (through June 16, 2022)	82.57	73.10	73.82

iShares® 20+ Year Treasury Bond ETF	High ($)	Low ($)	Period End ($)
2017
First Quarter	122.58	116.51	120.71
Second Quarter	128.26	120.48	125.12
Third Quarter	129.28	122.72	124.76
Fourth Quarter	128.35	122.43	126.86
2018
First Quarter	126.86	116.74	121.90
Second Quarter	122.24	116.21	121.72
Third Quarter	122.75	116.61	117.27
Fourth Quarter	121.51	112.00	121.51
2019
First Quarter	126.56	118.66	126.44
Second Quarter	132.90	122.21	132.81
Third Quarter	147.80	130.07	143.08
Fourth Quarter	145.99	134.91	135.48
2020
First Quarter	171.29	135.48	164.97
Second Quarter	171.29	156.11	163.93
Third Quarter	171.57	161.12	163.26
Fourth Quarter	163.36	155.16	157.73
2021
First Quarter	157.73	133.92	135.45
Second Quarter	145.73	135.60	144.35
Third Quarter	151.79	144.09	144.32
Fourth Quarter	154.35	141.52	148.19
2022
First Quarter	148.19	128.66	132.08

iShares® 20+ Year Treasury Bond ETF	High ($)	Low ($)	Period End ($)
Second Quarter (through June 16, 2022)	132.38	108.81	111.72

iShares® U.S. Consumer Discretionary ETF	High ($)	Low ($)	Period End ($)
2017
First Quarter	40.23	37.76	40.23
Second Quarter	42.52	39.80	41.03
Third Quarter	41.92	40.20	41.01
Fourth Quarter	45.10	40.95	44.81
2018
First Quarter	49.41	44.81	45.58
Second Quarter	49.96	44.24	48.44
Third Quarter	52.97	48.33	52.94
Fourth Quarter	52.79	42.03	45.23
2019
First Quarter	51.38	44.74	51.08
Second Quarter	54.80	50.56	54.43
Third Quarter	56.71	52.39	54.35
Fourth Quarter	57.47	53.17	57.06
2020
First Quarter	59.67	39.80	44.29
Second Quarter	58.28	41.98	54.76
Third Quarter	65.18	55.33	62.50
Fourth Quarter	70.50	60.62	70.50
2021
First Quarter	76.22	68.94	74.83
Second Quarter	78.41	74.19	77.62
Third Quarter	80.20	76.19	77.31
Fourth Quarter	86.98	77.31	84.00
2022
First Quarter	85.29	67.88	75.04
Second Quarter (through June 16, 2022)	76.32	55.58	55.58

Consumer Discretionary Select Sector SPDR® Fund	High ($)	Low ($)	Period End ($)
2017
First Quarter	87.95	81.40	87.95
Second Quarter	92.24	86.55	89.63
Third Quarter	92.09	88.25	90.08
Fourth Quarter	99.27	90.08	98.69
2018
First Quarter	109.00	98.69	101.29
Second Quarter	112.31	98.43	109.30
Third Quarter	117.79	108.90	117.22
Fourth Quarter	116.86	91.98	99.01
2019
First Quarter	113.93	97.60	113.85
Second Quarter	120.67	110.01	119.20
Third Quarter	124.48	114.59	120.70
Fourth Quarter	126.06	117.45	125.42
2020
First Quarter	132.32	87.45	98.08
Second Quarter	133.25	92.41	127.71
Third Quarter	153.76	129.00	146.98
Fourth Quarter	160.78	142.97	160.78
2021
First Quarter	173.21	155.83	168.07
Second Quarter	179.87	166.65	178.55
Third Quarter	185.89	175.93	179.45
Fourth Quarter	211.42	179.37	204.44
2022
First Quarter	210.31	163.19	185.00
Second Quarter (through June 16, 2022)	189.39	134.63	134.63

Long Basket Components

Historical Daily Closing Prices of the SPDR® Gold Trust
January 1, 2017 through June 16, 2022

Historical Daily Closing Prices of the First Trust Natural Gas ETF
January 1, 2017 through June 16, 2022

Historical Daily Closing Prices of the Energy Select Sector SPDR® Fund
January 1, 2017 through June 16, 2022

Short Basket Components

Historical Daily Closing Prices of the iShares® iBoxx® $ High Yield Corporate Bond ETF
January 1, 2017 through June 16, 2022

Historical Daily Closing Prices of the iShares® 20+ Year Treasury Bond ETF
January 1, 2017 through June 16, 2022

Historical Daily Closing Prices of the iShares® U.S. Consumer Discretionary ETF
January 1, 2017 through June 16, 2022

Historical Daily Closing Prices of the Consumer Discretionary Select Sector SPDR® Fund
January 1, 2017 through June 16, 2022

Use of Proceeds and Hedging	The proceeds from the sale of the Warrants will be used by us for general corporate purposes. We will receive, in aggregate, $132 per Warrant issued, because, when we enter into hedging transactions in order to meet our obligations under the Warrants, our hedging counterparty will reimburse the cost of the Agents’ commissions. The costs of the Warrants borne by you and described beginning on PS-3 above comprise the Agents’ commissions and the cost of issuing, structuring and hedging the Warrants. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to June 16, 2022, we will hedge our anticipated exposure in connection with the Warrants by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the Underlyings, in futures and/or options contracts on the Underlyings or any component securities of the Share Underlying Indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially affect the Initial Share Prices of the Underlyings, and therefore could affect the price above or below which, as applicable, the Underlyings must close on the Expiration Date so that you do not lose your entire initial investment in the Warrants. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Warrants by purchasing and selling the Underlyings, futures and/or options contracts on the Underlyings or component securities of the Share Underlying Indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Warrants, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Expiration Date approaches. We cannot give any assurance that our hedging activities will not affect the value of the any of the Underlyings, and, therefore, adversely affect the value of the Warrants or the payment you will receive on the Cash Settlement Date, if any.

Governing Law	The Warrants are governed by, and construed in accordance with, the laws of the State of New York.

In the event MSFL or Morgan Stanley becomes subject to a proceeding under the Federal Deposit Insurance Act or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together, the “U.S. Special Resolution Regimes”), the transfer of the Warrants, the Warrant Agreement and the related Morgan Stanley guarantee (together, the “Relevant Agreements”), and any interest and obligation in or under the Relevant Agreements, from MSFL or Morgan Stanley, respectively, will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Relevant Agreements, and any interest and obligation in or under the Relevant Agreements, were governed by the laws of the United States or a state of the United States. In the event MSFL or Morgan Stanley, or any of their affiliates, becomes subject to a U.S. Special Resolution Regime, default rights against MSFL or Morgan Stanley with respect to the Relevant Agreements are permitted to be exercised to no greater extent than such default rights could be exercised under such U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States.

Supplemental Information Concerning
Plan of Distribution; Conflicts of Interest	Stifel Nicolaus & Co. will be primarily responsible for managing the offering of the Warrants to its clients/investors pursuant to an agreement with Morgan Stanley & Co. LLC. Morgan Stanley & Co. LLC, one of the Agents for this offering, is an affiliate of the issuer. MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

When we price this offering of Warrants, we will determine the economic terms of the Warrants such that for each Warrant the estimated value on the Pricing Date will be no lower than the level described in “Summary of Pricing Supplement” beginning on PS-3.

United States Federal Taxation..	Our counsel, Davis Polk & Wardwell LLP, is unable to render a definitive opinion on the tax treatment of the Warrants at this time as such opinion is dependent in part upon market conditions on the pricing date. Our counsel’s opinion will therefore be provided only on the pricing date. However, under current law, and based on current market conditions, our counsel believes that it is at least reasonable to treat each Warrant as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Warrants is respected, a U.S. Holder should not be required to recognize taxable income over the term of the Warrants prior to settlement, other than pursuant to a sale or exchange. Any gain or loss recognized upon sale, exchange, lapse or settlement of the Warrants should generally be long-term capital gain or loss if the U.S. Holder has held the Warrants for more than one year at such time, and short-term capital gain or loss otherwise. For a detailed discussion of the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of the Warrants, U.S. Holders should read the sections of the accompanying prospectus supplement entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Warrants” and “United States Federal Taxation—Tax Consequences to U.S. Holders—Backup Withholding and Information Reporting.”

Potential Application of the Constructive Ownership Rule

Because the Warrants are linked to shares of exchange-traded funds, the IRS might assert that an investment in the Warrants is treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the

“Code”). Although the matter is not certain, our counsel believes that this treatment should not apply to the Warrants. If an investment in the Warrants were treated as a constructive ownership transaction, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Warrants could be recharacterized as ordinary income (the “Recharacterized Gain”), in which case an interest charge would be imposed. In addition, long-term capital gain that a U.S. Holder would otherwise recognize in respect of the Warrants up to the amount of the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. U.S. investors should consult their tax advisers regarding the potential application of the constructive ownership rules to an investment in the Warrants.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations.

In light of the economic terms of the Warrants, payment on the Warrants to Non-U.S. Holders should not be subject to Section 871(m).

Both U.S. and non-U.S. investors considering an investment in the Warrants should read the section of the accompanying prospectus supplement entitled “United States Federal Taxation” and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Warrants, and any tax consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “United States Federal Taxation” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the Warrants.